 March 8, 2022  Third Quarter Fiscal 2022 Earnings Review

 SAFE HARBOR STATEMENTThis presentation contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon many assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the Company’s ability to realize operating savings over time and in fiscal year 2022 in connection with our multi-year Business Optimization Program; (xi) the impact of COVID-19 on our operations, performance, and financial condition; and (xii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.  NON-GAAP MEASURESIn this presentation, management provides the following non-GAAP performance measures:Adjusted Earnings Per Share (“Adjusted EPS”);Free Cash Flow less Product Development Spending;Adjusted Contribution to Profit (“Adjusted CTP”) and margin;Adjusted EBITDA and margin;Organic revenue; andResults on a constant currency (“CC”) basis.Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and other items, provide supplementary information to support analyzing operating results and earnings and are commonly used by shareholders to measure our performance. Free Cash Flow less Product Development Spending helps assess our ability over the long term to create value for our shareholders. Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period applying the same foreign currency exchange rates for the current and equivalent prior period. We have not provided our 2022 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP.

 Wiley unlocks human potential by powering discovery and learning

 Research Publishing  Research Solutions  Education Products  Education Services    Cross the divide to lead the transition to open research  Bridge the gap to connect education to career outcomes  Consistent strategies aligned with seismic trends

 Consistent strategies driving solid performance   Revenue  $ millions  Adjusted EBITDA  $ millions  6-7% CAGR  8-11% CAGR

Consistent strategies driving global impact

Growth Strategies that Drive Social Good

- **Open research** increases speed, accessibility, and impact of knowledge
- **Career-connected education** closes skill gaps and enables personal advancement

Recent ESG Progress

- **Certified 2021 Carbon Neutral** and 100% Renewable Energy; second consecutive year
- **S&P CSA Score** tripled in latest annual assessment, now well above industry average

A ESG Rating MSCI	**100%** Corporate Equality Score HUMAN RIGHTS CAMPAIGN	**Top 4%** Low ESG Risk SUSTAINALYTICS a Morningstar company	**Top 250** Best Led Companies Inc.

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Third Quarter 2022 Summary

Revenue*	GAAP EPS	Adj. EPS	Adj. EBITDA
+7%	**+62%**	**-9%**	**-5%**
$516M	$0.63	$0.95	$100M

All variances at constant currency except GAAP EPS
*Q3 organic revenue +4%

Q3 Summary

- Strong momentum in open research, research partner solutions, and corporate talent development driving solid revenue growth
- University services decline due to lower US college enrollment and COVID-related year-to-year variability
- Earnings performance as expected due to second half investments in Research and Education Services growth initiatives; YTD tracking well to guidance ranges

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Research Publishing & Platforms

(millions)	Q3 2022	Change	Change CC
Research Publishing	$249	9%	9%
Research Platforms	$14	37%	37%
TOTAL REVENUE*	**$263**	**10%**	**10%**
ADJUSTED EBITDA	**$86**	**5%**	**4%**
ADJ. EBITDA MARGIN	**33%**		

*Organic revenue +5% (excluding acquisition and currency impacts)

Q3 Summary

- Organic revenue growth driven by open access, platforms, and corporate solutions
- Significant momentum with transformative multi-year 'read and publish' agreements. New signings with consortia in the US, Denmark, Israel, Rep of Korea, and Slovenia
- Acquired *eJournal Press* to complete end-to-end research solutions offering
- Profit performance driven by higher revenue partially offset by investments to publish more and scale partner solutions; Q3 Adjusted EBITDA margin of 33%

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Academic & Professional Learning  (millions)  Q3 2022  Change  Change CC  Education Publishing   $95  (2%)  (2%)  Professional Learning   $75  (1%)  0%       TOTAL REVENUE  $171  (2%)  (1%)       ADJUSTED EBITDA  $52  3%  4%  ADJ. EBITDA MARGIN  30%      Education Publishing decline mainly from US enrollment declines and the easing of pandemic-related tailwindsProfessional Learning even with prior year as continued recovery in corporate training was offset by modest declines in professional publishing Profit growth driven by business optimization; Q3 Adjusted EBITDA margin of 30%  Q3Summary

 Education Services  Talent Development growth rapidly accelerating; signed five new corporate clients in different industry verticals and grew IT talent placements by 140% University Services performance reflects counter-cyclical challenges and easing of pandemic tailwinds Signed top 25 US institution; renewed two partners; added 22 new degree programsAcquired XYZ Media to meet universities’ biggest need: driving student enrollmentProfit performance as expected due to investment in Talent Development growth initiatives; Q3 Adjusted EBITDA margin of 13%  (millions)  Q3 2022  Change  Change CC  University Services  $55  (3%)  (3%)  Talent Development  $27  111%  112%       TOTAL REVENUE  $82  18%  18%       ADJUSTED EBITDA  $11  (15%)  (14%)  ADJ. EBITDA MARGIN  13%      Q3Summary

 Financial Position and Outlook

 Solid Performance Through Nine Months        $1,405  $1,537  Revenue +8%  Adjusted EPS +4%  Adjusted EBITDA +4%  $3.09      $2.86  $306  $322  Nine months revenue growth in line with expectations (+5% organic)Research +10% (+4% organic)Academic & Professional Learning +3%Education Services +16%YTD earnings increase reflects higher organic revenue partially offset by investments in growth initiatives  All variances at constant currency. YTD, Wiley recorded favorable FX variances of $17 million in Revenue and favorable FX variances of $2 million in Adjusted EBITDA and $0.11 in Adjusted EPS.

 Financial Position and Capital Allocation  Cash Flow from Operations: $158M YTD vs. $155M prior year Free Cash Flow: $77M YTD vs. $80M prior year. Wiley FCF outlook for Fiscal 2022 is between $200M and $220M  Leverage: Net Debt/EBITDA ratio of 1.9 TTM inclusive of acquisitions vs. 2.2 in the prior yearLiquidity: $669M including $109M cash on hand and $560M of undrawn debt facilities M&A: $71M on acquisitions in Research and Education Services Dividends: Yield at 2.8% (as of March 7, 2022)  Share Repurchases: Acquired ~448K shares YTD for $25M at an average cost of $55.48/share   $65M  $83M  Dividends and RepurchasesYTD Allocation

 Fiscal 2022 Outlook Reaffirmed  Metric (Millions, except EPS)  Fiscal 2020  Fiscal 2021  Fiscal 2022 Outlook  Revenue  $1,831  $1,942  $2,070 to $2,100  Adjusted EBITDA  $356  $419  $415 to $435  Adjusted EPS  $3.30  $4.00  $4.00 to $4.25  Free Cash Flow  $173  $257  $200 to $220

     New Wiley Ticker Symbols  Change expected on or around April 1  Current Tickers  WLYWLYB  New Tickers  JW-AJW-B

 Key Takeaways  Well-established growth strategies and sharp execution driving solid YTD performance; Wiley on track to surpass $2B in annual revenue for first time ever  Continued momentum in research publishing and solutions and corporate products and services offsetting counter-cyclical challenges in education content and university services  The long-term positive trends defining our markets continue, and Wiley’s growth strategies are tightly aligned with these trends  Strong balance sheet and cash flow generation enable robust capital allocation strategy to drive profitable growth and reward long-term shareholders

 Thanks for joining us.  IR website at https://investors.wiley.com/Q4 2022 Earnings Call – June 15, 2022Contact us for follow-up at: brian.campbell@wiley.com

 Appendix – Reconciliation of US GAAP to Non-GAAP EPS  (1)See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and nine months ended January 31, 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission. (2)All amounts are approximate due to rounding. (3)Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business. This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Net Income. It also includes the amortization of acquired product development assets, which is reflected in "Cost of sales" in the Condensed Consolidated Statements of Net Income. (4)The gain on sale of certain assets is due to the sale of our world languages product portfolio which was included in our Academic & Professional Learning segment, and resulted in a pretax gain of approximately $3.7 million during the nine months ended January 31, 2022.

 Appendix – Reconciliation of Net Income to Adjusted EBITDA